NII and NIM reflect benefit of merger and deposit pricing discipline

($s in millions)

NII and NIM Trends


Legacy FHN
$301
$294
3.21%
$311
$296
3.26%
$303
$294
3.16%
$305
$284
2.90%
$532
$476
2.84%
3Q19
4Q19
1Q20
2Q20
3Q20

Core NIM[1]	3.14%	3.10%	3.07%	2.80%	2.69%

■ Core NII[1]   ■ Reported NII   —●— Reported NIM

3Q20 Reported to Core Reconciliation

$s in millions		NII	Margin
3Q20 Reported	**$**	**532**	**2.84** %
PPP Loans and Fees		26	0.00
Current Period Loan Accretion		44	0.23
Time Deposit Amortization		8	0.04
Securities Premium Amortization		(22)	(0.12)
3Q20 Core	**$**	**476**	**2.69** %

- NII up $227 million QoQ driven by the $223 million impact of the IBKC merger
  - Reported NII includes loan accretion impact of $44 million; $38 million from IBKC and $6 million from other acquisitions
  - 3Q20 securities premium amortization negatively impacted NII by $22 million and NIM by 12 bps
  - Reported NIM includes accretion impact of 20 bps
  - NIM negatively impacted ~12 bps by ~$3 billion of excess cash; period-end excess cash of ~$4.5 billion
- Interest-bearing deposit costs of 36 bps improved 2 bps QoQ and 21 bps from 2Q20 combined[2] levels
  - Continue to target last zero interest-rate policy (ZIRP) cycle IBD costs of 24 bps

Estimated IBKC Securities Premium Amortization[3]

$s in millions		
4Q20	$	18
2021		55
2022		35
2023 and beyond	$	70

Estimated IBKC Loan Accretion

$s in millions		
4Q20	$	25
2021		60
2022		50
2023 and beyond	$	90

Estimated Loan Accretion - Other Acquisitions

$s in millions		
4Q20	$	5
2021		20
2022		15
2023 and beyond	$	10

[1]Core financial measures for 3Q19, 4Q19, 1Q20, and 2Q20 are Non-GAAP and are reconciled to GAAP measures in the appendix to the FHN Third Quarter 2020 Earnings presentation filed on 10/23/2020. [2]Combined financial information adds together historical unaudited information from legacy FHN and legacy IBKC, adjusted for notable items but without any adjustments, eliminations, or analysis required by GAAP purchase accounting or the SEC's pro-forma rules; it is Non-GAAP and reconciled to GAAP measures in the appendix to the FHN Third Quarter 2020 Earnings presentation filed on 10/23/2020. [3]Estimated based on market rates and prepayment assumptions as of 9/30/2020.

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